Exhibit 23.2

CONSENT OF INDEPENDENT AUDITOR

We consent to the incorporation by reference in the Registration Statement on Form N-2 (File No. 333-259455) and in the Registration Statements on Forms S-8 (File Nos. 333-258899 and 333-266518) of Capital Southwest Corporation of our report dated May 12, 2023, relating to the consolidated financial statements of I-45 SLF LLC and its subsidiary, included as an exhibit to this Annual Report on Form 10-K of Capital Southwest Corporation for the year ended March 31, 2023.

/s/ RSM US LLP

Chicago, Illinois
May 23, 2023